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                                  EXHIBIT 10.24















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January 24, 1997


Mr. Ronald G. Popolizio
Eight Holmes Circle
Farmington, CT  06032

Dear Ron:

I'am delighted to confirm our offer for you to join us as Corporate V.P. of Finance.

Terms of our offer as follows:

- Compensation for Cobra Health costs current employer for approximately 12 months.

-        Salary $100,000.

- Guaranteed minimum bonus for 1997 of 15% with an upside to 30% based upon achieving agreed upon goals.

-        Three weeks paid vacation.

- Stock option in the amount of 5,000 shares annually. Shares will be vested within 6 months of granted, exerciseable within 5 years.

-        All normal health and holiday benefits.

Ron, I'am excited about the potential of Gros-Ite and confident that you joining our company will be beneficial to you and Gros-Ite. I look forward to your response.

Regards,


/s/Edward J. McNerney
Edward J. McNerney
President & C.E.O.
                                                 Accepted /s/Ronald G. Popolizio
                                                          Ronald G. Popolizio